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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 7, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter California Tax-Free Daily Income Trust which appears in such Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants," "Experts" and "Financial Highlights" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10038
February 28, 2000